Exhibit 10.06


             ADDENDUM TO THE BEAVON EMPLOYMENT AGREEMENT OF 8-01-02

         The following articles of the Elaine Beavon (Simon) Employment Agreement effective 8-01-2002 have been amended as of 7-28-2003:

         1. Under paragraph III. C. Terms and Salary, the length of the contract has been extended an additional two (2) years and six (6) months, from 8-01-2003 to 2-01-2006. All other terms and conditions under this paragraph or under any other paragraph of the original contract agreement effective 8-01-02, except as noted below, remain the same with the exception of the additional stock options granted specifically by this contract agreement extension.

         2. Under paragraph III. F. 4. Stock, stock options and Bonuses. Upon the signing of this two (2) year and six (6) months extension to the Beavon Employment Agreement between the company and Elaine Beavon that renews on 8-01-2003, Elaine Beavon will be issued an additional two million (2,000,000) share options of the company's stock priced at five (.05) cents per share, to be granted on the one year anniversary date of the issuance of the previous two million (2,000,000) stock options. These options can be exercised anytime within a five (5) year period from the date of issue.

         3. Employee has the right to purchase stock rather then stock options at the same five (.05) cents per share as noted and mentioned anywhere throughout the contract concerning accrued salary, deferred salary, or expenses.

         4. Employee agrees to convert her back pay to stock or options, or take cash payment from the Company, if the Company is able to pay, when the stock closes at or above thirty five cents ($0.35).

         5. Under Paragraph III.F.4.Stock, Stock Options and Bonuses, all reference to execution of Options by Non-Recourse Note are hereby deleted, in compliance with the Sarbanes-Oxley Act of 2002. Offsetting compensation will be negotiated at a future date.

         IN WITNESS WHEREOF, the undersigned parties hereto have executed this Addendum Agreement on July 28th, 2003.


Schimatic Cash Transactions Network.com, Inc. Employee: Elaine Beavon (Simon)
330 E. Warm Springs R                                   2859 E. Wasatch Blvd.
Las Vegas, NV., 8911                                    Sandy, Utah, 84092


By: /s/ Bernard F. McHale                      By: /s/ Elaine Beavon (Simon)
--------------------------------                 -------------------------------
Bernard F. McHale, CFO/Director                  Elaine Beavon (Simon), Employee


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